Exhibit 99.2

SECOND AMENDMENT AND ACKNOWLEDGEMENT TO

AGREEMENT AND PLAN OF MERGER

        THIS SECOND AMENDMENT AND ACKNOWLEDGEMENT (the “Amendment”) to the Agreement and Plan of Merger dated as of March 25, 2002, as amended on April 24, 2002, by and among OmegaTech, Inc., a Delaware corporation, Martek Biosciences Corporation, a Delaware corporation (“Martek”), and OGTAQ Corp., a Delaware corporation, (the “Merger Agreement”), is entered into as of July 27, 2002 by and among Martek, Martek Biosciences Boulder Corporation (formerly called Omegatech, Inc.) and Robert Zuccaro, in his capacity as the Stockholders’ Representative.

RECITALS

        A.   The parties hereto desire to amend the Merger Agreement to modify certain provisions related to the Milestones.

        B.   Martek has delivered to the Stockholders’ Representative an operating budget for Martek Biosciences Boulder Corporation, a Delaware corporation and the surviving corporation under the Merger Agreement (“Martek Boulder”), for the periods indicated on the operating budget attached hereto as Schedule I (the “Martek Boulder Budget”).

        C.   The parties have agreed to certain reductions in operating expenses as provided in the Martek Boulder Budget and that such reductions shall not, by themselves, result in the payment of any Maximum Contingent Share Consideration by Martek pursuant to the Merger Agreement.

        D.   All capitalized terms used herein but not defined herein have the meaning given such terms in the Merger Agreement.

AMENDMENT AND ACKNOWLEDGEMENT

        NOW, THEREFORE, in consideration of the foregoing, of mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Merger Agreement as follows:

        1.   Section 1.5(c)(v) is hereby deleted in its entirety and replaced with the following:

(v) A portion of the Maximum Contingent Share Consideration may be earned by the Interest Holders upon the occurrence of each event described in Subsections (A)-(D) below (each, a "Milestone") during the period beginning on the date hereof and ending on October 31, 2004 (the "Earn-Out Period") and any portion so earned shall be issued to the Interest Holders pursuant to Section 1.5(j):

        2.   Subsections 1.5(c)(v)(C) is hereby deleted in its entirety and replaced with the following:

(C) Subject to Section 1.5(c)(xi), if Net Sales during the period commencing on April 25, 2002 and ending on October 31, 2003 equal or exceed $14,000,000 with a Gross Margin of at least 30%, such number of shares of Martek Common Stock equal to $7.5 million divided by the Current Average Price, subject to the adjustments in Sections 1.5(c)(vi) and (vii), shall be distributed to the Interest Holders.

        3.   Subsection 1.5(c)(v)(D) is hereby deleted in its entirety and replaced with the following:

(D) Subject to Section 1.5(c)(xi), if Net Sales during the period commencing on November 1, 2003 and ending on October 31, 2004 equal or exceed $33,000,000 with a Gross Margin of at least 35%, such number of shares of Martek Common Stock equal to $12.5 million divided by the Current Average Price, subject to the adjustments in Sections 1.5(c)(vi) and (vii), shall be distributed to the Interest Holders.

        4.   The date "April 30, 2004" in clause (A) of Subsection 1.5(c)(x) is hereby changed to "October 31, 2004."

        5.   The dates “June 1, 2003” and “June 1, 2004” contained in the second sentence of Subsection 1.5(j) are hereby changed to “December 1, 2003” and “December 1, 2004.”

        6.   The parties herby agree and consent to the Martek Boulder Budget attached hereto as Schedule I as the “Operating Budget” as such term is defined in the Merger Agreement.

        7.   In consideration of the amendments contained herein, the Stockholders’ Representative hereby waives, on behalf of itself and the former stockholders of Martek Boulder, any right any of them may have to assert that Martek is obligated to issue any of the Maximum Contingent Share Consideration pursuant to Section 1.5(f), or any other provision, of the Merger Agreement solely as a result of the reduction of certain operating expenses of Martek Boulder as provided in the Martek Boulder Budget. This waiver shall not affect any right the Stockholders’ Representative or the former stockholders of Martek Boulder may have to assert that Martek is obligated to issue any of the Maximum Contingent Share Consideration as a result of any future reduction of the operating expenses set forth in the Martek Boulder Budget.

        8.   Martek, on behalf of itself and any and all of its predecessors and successors in interest, hereby releases and forever discharges the Stockholders’ Representative and the former Martek Boulder stockholders, and any and all of their respective present, former and future directors, managers, officers, representatives, employees, lenders, trustees, attorneys, advisors, agents, stockholders, subsidiaries, partners, members, affiliates, predecessors, legal representatives, successors and assigns, from any and all claims, actions, complaints, causes of action, judgments, liabilities, obligations, damages, debts, demands or suits, at law or in equity, known or unknown, that Martek ever had, now has or hereafter can, shall or may have under Section 7.2 of the Merger Agreement by virtue of a breach or alleged breach of the representation and warranty contained in Section 2.29 of the Merger Agreement, and the assumptions underlying the projections referenced therein, contained in the preliminary Operating Budget attached as Schedule 1.5(e) to the Merger Agreement or the final Operating Budget attached as Schedule II to the First Amendment to the Merger Agreement.

GENERAL

        1.   All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        2.   Any amendment, modification or revision of this Amendment and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto. No waiver on the part of any party of any right, power or privilege under the Merger Agreement, nor any single or partial exercise of any right, power or privilege under the Merger Agreement, shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege under the Merger Agreement.

        3.   This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such state.

        4.   If any term or other provision of this Amendment is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Amendment shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Amendment so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

        5.   All section headings herein are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

        6.   This Amendment may be executed by facsimile signature which shall be deemed to be an original for all purposes and may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

MARTEK BIOSCIENCES CORPORATION

By: /s/ Henry Linsert, Jr.
Henry Linsert, Jr.
Chairman and Chief Executive Officer

MARTEK BIOSCIENCES BOULDER CORPORATION

By: /s/ Henry Linsert, Jr.
Henry Linsert, Jr.
Chief Executive Officer and President

STOCKHOLDERS' REPRESENTATIVE

By: /s/ Robert Zuccaro
Robert Zuccaro

Schedule I

Operating Budget of Martek Boulder